The Board of Directors
Prime Bancorp, Inc.:

We consent to the use of our reports incorporated herein by reference in this Post-Effective Amendment No. 3 to the Form S-8 Registration Statement
(No. 33-33307) of Prime Bancorp, Inc.

KPMG Peat Marwick LLP


/s/ KPMG Peat Marwick LLP
--------------------------


Philadelphia, PA
April 14, 1998